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               Confidential Treatment Requested As To Certain
                  Information Contained In This Exhibit

February 13, 2001

Mr. Chip Catlin
Avant Immunotherapeutics, Inc.
119 Fourth Avenue
Needham, MA  02494

RE: Amendment to the License and Royalty Agreement between Avant
Immunotherapeutics, Inc. ("Avant"), Megan Health, Inc. ("Megan") and Pfizer Inc and its Affiliates ("Pfizer"), executed on December 1, 2000 ("Agreement")

Dear Mr. Catlin,

In accordance with recent discussions between Avant, Megan and Pfizer, we hereby propose that, effective as of the date of your acceptance below, the License and Royalty Agreement between Megan, Avant and Pfizer be amended as follows to reflect the parties' intent regarding payments to be made under the Agreement.

SECTION 3.1: FIRST SENTENCE: "Megan" shall be replaced with "Avant" such that the sentence reads, "Pfizer shall pay Avant a royalty based on the Net Sales of each Product".

SECTION 3.4: FIRST SENTENCE: "Megan" shall be replaced with "Avant" such that the sentence reads, "The Net Sales used for computing the royalties payable to Avant by Pfizer shall be computed and paid in U.S. dollars by wire transfer."

SECTION 3.6: FIRST SENTENCE: "Megan" shall be replaced with "Avant" such that the sentence reads, "Pfizer shall pay Avant, within sixty (60) days of the completion of each respective event set forth below ("Event"), the payment listed opposite that Event."

SECTION 4.1: SECOND TO LAST SENTENCE: "Megan" shall be replaced with "Avant" such that the sentence reads, "However, *** Confidential Treatment Requested as to this information *** of any such sums received by Pfizer, after deduction of all costs and expenses related to such suit or settlement, including attorney's fees paid, shall be paid to Avant."

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In all other respects, the Agreement shall be in full force and effect for the term of the Agreement. If you are in agreement, please have authorized signatories of both Megan and Avant execute this letter below. Each party may keep one copy for their records.

Thank you for your attention to this matter.


                                            Regards,


                                            Pfizer Inc

                                            By:
                                                --------------------------------
                                                Barrie Hesp, Vice President
                                                Strategic Alliances


ACCEPTED:

Avant Immunotherapeutics, Inc.

By:
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Title:
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Date:
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Megan Health, Inc.

By:
    ---------------------------

Title:
       ------------------------

Date:
      -------------------------